Exhibit 23.1

INDEPENDENT ACCOUNTANTS’ CONSENT

We consent to the use in the March 31, 2003 Form 10-QSB of our review report dated April 25, 2003 accompanying the financial statements and schedules.

/s/ Summer, Spencer & Callison, CPAs, Chartered
Summer, Spencer & Callison, CPAs, Chartered
Topeka, Kansas